UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

PROTHENA CORPORATION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35676	98-1111119
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

77 Sir John Rogerson’s Quay, Block C
Grand Canal Docklands
Dublin 2, D02 VK60, Ireland
(Address of principal executive offices including Zip Code)

011-353-1-236-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	PRTA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2025, Prothena Biosciences Inc, a subsidiary of Prothena Corporation plc (the “Company”), entered into employment agreements with each of Tran B. Nguyen, the Company’s Chief Strategy Officer and Chief Financial Officer, Brandon S. Smith, the Company’s Chief Operating Officer, and Wagner M. Zago, Ph.D., the Company’s Chief Scientific Officer (each, an “Officer”, and each agreement, an “Employment Agreement”). The Employment Agreements set forth the Officers’ base salary levels, target bonus opportunity and memorialize the Officers’ entitlement to certain severance benefits, which are generally consistent with the severance benefits currently provided by the Prothena Biosciences Inc Amended and Restated Severance Plan.

Under the terms of each Employment Agreement, each Officer will receive an initial annual base salary consistent with their current annual base salary (Mr. Nguyen: $603,792; Mr. Smith: $544,201; and Dr. Zago: $518,000) and will be eligible for a discretionary annual cash bonus target, as a percentage of base salary, consistent with their current target percentage (Mr. Nguyen: 50%; Mr. Smith: 50%; and Dr. Zago: 40%).

Under the Employment Agreement, in the event of termination of the Officer by the Company without cause or resignation by the Officer for good reason and subject to the Officer’s execution and non-revocation of a release of claims in favor of the Company, the Officer will be entitled to severance benefits, including 100% of their annual base salary, 100% of their target bonus, and up to 12 months of continuing health coverage. If such a termination occurs in connection with a change in control, severance benefits increase to 150% of their annual base salary, 150% of their target bonus, and up to 18 months of continuing health coverage. In either scenario, acceleration of vesting for equity awards and extension of post-employment exercise periods for option awards would occur pursuant to the terms of the Employment Agreement and the equity award agreements under which equity awards were granted.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Employment Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTHENA CORPORATION PLC

Dated: July 30, 2025	By:	/s/ Tran B. Nguyen
	Name:	Tran B. Nguyen
	Title:	Chief Strategy Officer and Chief Financial Officer